Exhibit 10.16

Credit Agreement

No.: 755XY2020000827

Credit grantor: Shenzhen Branch of China Merchants Bank Co., Ltd. (hereinafter referred to as “Party A”)

Credit applicant: New Ruipeng Pet Healthcare Group Co., Ltd. (hereinafter referred to as “Party B”)

Upon the application of Party B, Party A agrees to provide a line of credit for use by Party B. The parties hereby have, through consultation, agreed upon the following terms and conditions and entered into this Agreement in accordance with the provisions of relevant laws.

1. Line of Credit

1.1 Under this Agreement, Party A will grant a line of credit (including revolving line of credit and/or one-off line of credit) in an amount of RMB200 million (including the equivalent in other currencies, and the exchange rate shall be subject to the foreign exchange rate published by Party A upon occurrence of the applicable transaction) to Party B.

The outstanding balance, if any, of any transaction conducted under the former Credit Agreement (fill the document name of this Agreement here) numbered 755XY2019002553 signed by and between Party A (or the affiliates of Party A) and Party B shall be automatically incorporated into this Agreement and will be directly accounted for under the line of credit hereunder.

1.2 The term of credit shall be 12 months, namely from January 17, 2020 to January 16, 2021. Upon conducting credit business with the line of credit, Party B shall submit an application to use the line of credit during such term, and Party A will not accept the application of Party B to use the line of credit after the maturity date of the term of credit, unless otherwise specified herein.

1.3 The types of credit businesses under the line of credit include but are not limited to one or more credit businesses such as loan/order loan, trade financing, note discount, commercial draft acceptance, factoring/discount of commercial acceptance draft, international/domestic letter of guarantee, guarantee for payment of customs duty, corporate account overdraft, derivatives trading and gold leasing.

“Trade financing” includes but is not limited to the international/domestic letter of credit, import bill advance, shipping guarantee, bill advance under import collection, package loan, export bill advance, export negotiation, bill advance under export collection, import/export remittance financing, credit insurance financing, factoring and bill guarantee.

1.4 The revolving line means the maximum limit of the total principal balance of one or more credit businesses said above provided by Party A for Party B that can be used in a continuous and revolving manner during the term of credit.

The one-off line means that the cumulative outstanding amount of various credit businesses provided by Party A for Party B during the term of credit shall be no higher than the one-off line of credit approved by Party A. Party B shall not use the one-off line of credit in a revolving manner, and the corresponding amount of multiple credit business applied by Party B shall be accounted for under the one-off line of credit until it is fully used up.

2. Use of Credit Line

2.1 The specific credit businesses applied by Party B and approved by Party A during the credit period are automatically included in this Agreement and accounted for under the credit line provided under this Agreement.

2.2 If Party A handles the factoring business with Party B as the payer (debtor of accounts receivable), the creditor’s rights of accounts receivable transferred by Party A from a third party to Party B in this business shall account for the above credit line; If Party B applies to Party A for factoring business with Party B as the payee (creditor of accounts receivable), the purchase money/off-purchase money paid by Party A to Party B with its own funds or funds from other legal sources for purchasing the creditor’s rights of accounts receivable held by Party B will account for the above credit line.

2.3 If Party A entrusts other branches of China Merchants Bank to transfer the L/C to the beneficiary after opening the L/C according to the needs of its internal process, the above credit line shall be accounted for by the L/C opening and the bill-taking and delivery guarantee business under it.

When conducting import issuing business, if import bill negotiation actually happens subsequently under the same L/C, import issuing and import bill negotiation will account for the same amount at different stages. That is to say, when import bill negotiation business occurs, the amount recovered by the L/C after external payment is used to handle import bill negotiation, which is regarded as accounting for the same amount of the original import bill opening.

3. Approval and Use of Credit Line

3.1 The types of credit lines (revolving lines or one-off lines) and applicable credit businesses under this Agreement, the amount of credit lines corresponding to each credit business, whether each credit business can be adjusted and used, and the specific use conditions shall be subject to the contents approved by Party A. If Party A adjusts the original approval opinions of Party A based on Party B’s application during the credit period, the subsequent approval opinions issued by Party A constitute a supplement and change to the original approval opinions, and so on.

3.2 Party B shall apply for the use of the credit line on case-by-case basis, and submit the materials required by Party A, which will be approved by Party A on case-by-case basis. Party A has the right to comprehensively consider whether to agree with its internal management requirements and Party B’s operating conditions, and has the right to unilaterally refuse Party B’s application for the use without having to bear any legal liability to Party B. In case of any inconsistency between this clause and other clauses of this agreement, this clause shall prevail.

When conducting specific credit business after being approved by Party A, the specific business agreement (including but not limited to a single agreement/application form, framework agreement or specific business contract, etc.) signed by Party A and Party B for specific credit business constitutes an integral part of the Credit Agreement. Business elements such as specific amount, interest rate, term, purpose and cost of each loan or other credit business shall be determined by specific business agreement, business vouchers confirmed by Party A (including but not limited to loan receipt, etc.) and business records of Party A’s system.

3.3 The term of each loan or other credit within the credit line shall be specifically determined based on Party B’s business needs and Party A’s business management regulations, and the expiration date of each specific business may be later than the expiration date of the term of the credit (unless otherwise required by Party A).

3.4 During the term of the credit, Party A has the right to evaluate Party B’s operating and financial conditions regularly every year, and adjust the available credit line of Party B based on results of the evaluation.

4. Rights and Obligations of Party B

4.1 Party B shall have the right to:

4.1.1 Request Party A to provide loans or other credits within the credit line under the terms of this Agreement;

4.1.2 Use the credit line as agreed in this agreement;

4.1.3 Require Party A to keep confidential the production, operation, property and account provided by Party B, except as otherwise provided in this Agreement; and

4.1.4 Transfer debts to any third party after obtaining the written consent of Party A.

4.2 Party B shall have the obligation to:

4.2.1 provide to Party A true documents and materials required by Party A (including but not limited to providing its true financial account books/statements and annual financial reports, major decisions and changes in production, operation and management, information on withdrawal/use of funds, collateral-related information, etc.), as well as all account opening banks, account numbers and deposit and loan balances, and cooperate with Party A’s investigation, examination and inspection;

4.2.2 Accept Party A’s supervision of its use of credit funds and related production, operation and financial activities;

4.2.3 Use the loans and/or other credits in accordance with provisions and/or purposes of this Agreement and each specific business agreement;

4.2.4 Make due repayment of the principal, interest and expenses of loans, advances and other credit debts in accordance with provisions of this Agreement and specific business agreements;

4.2.5 Obtain written consent of Party A prior to its transfer of all or part of the debts hereunder to any third party;

4.2.6 Immediately notify Party A of occurrence of any of the following circumstances, and actively cooperate with Party A to ensure the safe repayment of principal and interest of loans, advances and other credit debts and all related expenses under this Agreement:

4.2.6.1 Major financial losses, asset losses or other financial crises;

4.2.6.2 To provides loans or guarantees for third parties, or provides mortgage (pledge) guarantees with its own property (rights);

4.2.6.3 In case of operation suspension, revoking or cancelation of its business license, application for bankruptcy or dissolution, etc., or the information of important enterprises has changed, such as the information of enterprise name, registered address, business place and beneficial owner;

4.2.6.4 In case of a major crisis in its controlling shareholder, other affiliated companies and actual controllers, which affects its normal operation; or the legal representative/principal responsible person, director or important senior management personnel of its controlling shareholder or other affiliated companies or actual controllers has undergone personnel changes, or have been punished/restricted in personal freedom by the state authorities for violations of laws and regulations, or have disappeared for more than 7 days, which may affect their normal operation;

4.2.6.5 In case of related transactions between and its controlling shareholder, other affiliated companies and actual controllers, the amount of which reaches more than 10% of Party B’s net assets (Party B’s notice shall at least cover the relationship between the parties to the transaction, the transaction items and nature, the transaction amount or corresponding proportion, pricing policy (including transactions with no amount or only symbolic amount), etc.);

4.2.6.6 Any lawsuit, arbitration, criminal or administrative punishment that has significant adverse effect on its business or property;

4.2.6.7 The legal representative/principal person in charge, director or important senior management personnel of Party B has undergone personnel changes, or have been punished/restricted in personal freedom by the state authorities for violations of laws and regulations, or have disappeared for more than 7 days, which may affect their normal operation;

4.2.6.8 Party B or its actual controller is involved in usury of significant amount, or has negative track record with other financial institutions regarding borrowing new and returning old, overdue repayment, and interest arrears; or the internal capital chain of Party B’s affiliated enterprise is broken, resulting in a debt crisis; or Party B’s project is stopped, delayed or Party B has committed material mistake in its investment; and

4.2.6.9 Other material events that may affect the solvency;

4.2.7 Not to omit managing and pursuing the due creditor’s rights, or dispose of the existing main property without compensation or in other inappropriate ways;

4.2.8 To obtain Party A’s written consent before undertaking merger (merger), division, reorganization, a joint venture (cooperation), transfer of property (share) rights, shareholding system reform, foreign investment, increase of debt financing and other major matters;

4.2.9 In case of pledge of accounts receivable, to guarantee that the credit balance at any time during the credit period is lower than 80% of the pledged accounts receivable balance, otherwise Party B shall provide new accounts receivable recognized by Party A for pledge or deposits received (the account number shall be generated or recorded by Party A’s system when the deposit is made, the same below) until the pledged accounts receivable balance is x 80% + effective deposit > credit balance;

4.2.10 If Party B provides a security deposit pledge and the balance of the security deposit account is less than 95% of the corresponding specific business amount due to exchange rate fluctuation, To add the corresponding amount of security deposit or other guarantees as required by Party A;

4.2.11 To ensure that the sales payment under import is returned from the account designated by Party A, and to transfer to Party A the bills and/or documents under the letter of credit to Party A under export negotiation; and

4.2.12 To ensure that the income and expenditure activities such as settlement and payment are mainly carried out in the bank settlement account opened by Party A. During the credit period, the settlement transaction share of Party B in the designated account shall be at least not less than the financing share of Party B in all banks.

5. Rights and Obligations of Party A.

5.1 Party A shall have the right to:

5.1.1 Require Party B to repay the principal, interest and expenses of loans, advances and other credit debts under this Agreement and specific contracts in full and on schedule;

5.1.2 Request Party B to provide information related to the use of its credit line;

5.1.3 Know Party B’s production, operation and financial activities;

5.1.4 Supervise Party B’s use of loans and/or other credits in line with the purposes provided under in this Agreement and various specific business agreements; to unilaterally and directly suspend or restrict the enterprise online banking function of Party B’s account (including but not limited to closing online banking, presetting payment target list/single payment limit/stage payment limit, etc.) and other electronic payment channels, restricting the sale of settlement vouchers, or restricting counter payment and transfer of Party B’s account, as well as payment and acceptance functions of non-counter channels such as telephone banking and mobile banking;

5.1.5 Entrust other branches of China Merchants Bank located in the beneficiary’s place to transfer the L/C to the beneficiary after accepting Party B’s application for opening the L/C based on the needs of its internal process;

5.1.6 Deduct money directly from the account opened by Party B in any institution of China Merchants Bank, and repay the debts owed by Party B under this Agreement and various specific business agreements (when the credit debt is not RMB, have the right to purchase foreign exchange directly from Party B’s RMB account at the exchange rate announced by Party A at the time of deduction to repay the principal and interest of credit);

5.1.7 Transfer its creditor’s rights to Party B, and has the right to notify Party B of the transfer and collect payment from Party B by means it deems appropriate, including but not limited to fax, mail, delivery by a special person, announcement in public media, etc.

5.1.8 Supervise Party B’s account and entrust other institutions of China Merchants Bank other than Party A to supervise Party B’s account, and control the payment of loan funds in line with the loan purpose and payment scope agreed by the parties;

5.1.9 Upon finding occurrence of any of the situations provided under Article 4.2.6 of this Agreement, require Party B to implement the guarantee measures for the safe repayment of the principal and interest of credit debts and all related expenses under this Agreement as required by Party A, and also has the right to directly take one or more default relief measures agreed in the “Default Events and Handling” clause of this Agreement; and

5.1.10 Other rights provided under this Agreement.

5.2 Party A shall have the obligation to:

5.2.1 Lend loans or provide other credits to Party B within the credit line under the conditions provided under this Agreement and each specific contract; and

5.2.2 Keep in confidence Party B’s assets, finance, production and operation, except as otherwise provided by laws and regulations and required by regulatory authorities, or provided to Party A’s superior or subordinate institutions, external auditors, accountants, lawyers and other professional institutions with equal confidentiality obligations.

6. Party B Specifically warrants that:

6.1 Party B is a corporate entity formally established and legally existing under the laws issued by the PRC. The registration and annual report publicity procedures are true, legal and effective, and Party B has sufficient civil capacity to sign and perform this Agreement;

6.2 The signing and performance of this agreement has been fully authorized by the board of directors or any other competent authority;

6.3 The documents, materials and vouchers provided by Party B concerning Party B, the guarantor, the mortgagor (pledgor) and the security (pledge) are true, accurate, complete and valid, and do not contain any materials errors or omissions;

6.4 It shall strictly abide by the specific business agreements and the stipulations of various letters and related documents issued to Party A;

6.5 There is no lawsuit, arbitration or criminal or administrative punishment that may have significant adverse consequences to Party B or its main property when signing this Agreement, and no such lawsuit, arbitration or criminal or administrative punishment will occur during the execution of this Agreement. In case of any occurrence, Party B shall immediately notify Party A;

6.6 It shall strictly abide by various national laws and regulations in business activities, carry out various businesses in strict accordance with the business scope stipulated in Party B’s business license or approved under law, and handle the registration annual inspection procedures and business term extension/extension procedures on time;

6.7 Maintain or improve the existing management level, ensure the preservation and appreciation of existing assets, and do not give up any expired creditor’s rights, nor dispose of existing major properties in a free or other inappropriate ways;

6.8 Party B shall not pay off other long-term debts in advance without Party A’s permission; and

6.9 When signing and performing this Agreement, it does not have any other major events affecting the performance of Party B’s obligations under this Agreement.

7. Other Expenses

If this agreement involves notarization (except compulsory notarization) or other services to be provided by any third party, the relevant expenses shall be borne by the Party engaging such third party. If the parties jointly makes the engagement, they shall each bear 50% of such expenses.

In case that Party B fails to repay the debts owed to Party A under this Agreement on schedule, all expenses incurred by Party A for realizing the creditor’s rights, such as attorney fees, legal fees, travel expenses, announcement fees and delivery fees, shall be borne by Party B in full, and Party B authorizes Party A to deduct them directly from Party B’s bank account in Party A. If there is any shortfall, Party B shall guarantee to repay it in full after receiving Party A’s notice, without Party A providing any proof.

8. Default Events and Handling

8.1 Party B shall be deemed to have defaulted under this Contract if:

8.1.1 Party B fails to perform or violate the obligations provided under this Agreement;

8.1.2 Party B’s special warranties provided under this agreement are untrue or incomplete, or Party B violates the special warranties and fails to correct them as required by Party A; and

8.1.3 Party B has committed material breach under the legal and valid contract signed by it with other creditors, which cannot be satisfactorily resolved within three months from the date of the breach.

The above-mentioned material breach of contract means that Party B’s breach of contract causes its creditors to have the right to claim compensation of more than RMB 1 million.

8.1.4 If Party B is an enterprise listed on the New Third Board or intends to apply for listing on the New Third Board, Party B’s listing on the New Third Board encounters major obstacles or suspends its application for listing; Party B has been issued a warning letter, ordered to make corrections, restricted trading in securities accounts and other self-regulatory measures by the New Third Board market for more than three times, or has been disciplined or terminated from listing.

8.1.5 When Party B is the supplier of the government procurement entity, the government procurement entity has risk information that is unfavorable to Party A’s credit repayment, such as continuous or cumulative three-time delayed payment, or Party B has been disqualified from supply (entered the blacklist of government procurement), delivered in time, the quality of products is unstable, the operation is difficult, the financial situation is obviously deteriorated (insolvent), and the project is stopped.

8.1.6 Party B’s financial indicators fail to continuously meet the requirements provided under this agreement/specific business agreement; or any precedent conditions provided under this agreement/specific business agreement that Party A provides credit/financing to Party B is not continuously met.

8.1.7 Other situations that Party A considers to damage the legitimate rights and interests of Party A occur.

8.2 Any of the following circumstances regarding the guarantor shall be deemed occurrence of an event of default if Party A thinks that it may affect the guarantor’s guarantee ability, and requires the guarantor to eliminate the adverse effects caused by it, or requires Party B to increase or replace the guarantee conditions, for which the guarantor or Party B fails to cooperate:

8.2.1 One of the conditions similar to those described in Article 4.2.6 of this contract occurs, or Party A’s consent is not obtained when the conditions described in Article 4.2.8 occur;

8.2.2 When issuing an irrevocable guarantee, it conceals its actual ability to undertake the guarantee responsibility, or fails to obtain the authorization of the competent authority;

8.2.3 Failure to go through the annual inspection registration formalities and the business term extension/extension formalities on time; and

8.2.4 Omission in managing and pursuing its due creditor’s rights, or dispose of the existing main property without compensation or in other inappropriate ways.

8.3 Any of the following circumstances regarding the mortgagor (or pledgor) shall be deemed occurrence of the event of default if Party A believes that the mortgage (or pledge) may not be established or the value of collateral (or pledge) is insufficient, and requires the mortgagor (or pledgor) to eliminate the adverse effects caused thereby, or requires Party B to increase or replace the guarantee conditions, for which the mortgagor (or pledgor) or Party B fails to cooperate:

8.3.1 There is no ownership or right to dispose of the collateral (or pledge), or there is a dispute over the ownership;

8.3.2 Collateral (or pledge) has been leased, sealed up, detained, supervised, and has legal priority (including but not limited to priority of construction project payment), and/or conceals such situation;

8.3.3 The mortgagor transfers, leases, relocates or disposes of the collateral in any other inappropriate way without the written consent of Party A, or the proceeds from disposing of the collateral are not used to repay the debts owed by Party B to Party A as required by Party A;

8.3.4 The mortgagor fails to properly keep, maintain and repair the mortgaged property, resulting in obvious depreciation of the value of the mortgaged property; Or the mortgagor’s behavior directly endangers the collateral, resulting in a decrease in the value of the collateral; Or the mortgagor fails to insure/renew the mortgaged property as required by Party A during the mortgage period;

8.3.5 The mortgaged property has been or may be included in the scope of government demolition and expropriation, and the mortgagor fails to inform Party A immediately and fulfill relevant obligations as agreed in the mortgage contract;

8.3.6 If the mortgagor uses its mortgaged property in China Merchants Bank to provide residual value mortgage guarantee for the business under this agreement, and before Party B pays off the credit under this agreement, the mortgagor settles his personal mortgage loan in advance without the consent of Party A;

8.3.7 If the pledgor pledges the wealth management products, the source of subscription funds for the wealth management products is illegal/compliant; and

8.3.8 The mortgaged (pledged) property happens or may happen other matters that affect the value of the mortgaged (pledged) property or the mortgage (pledged) right of Party A.

8.4 When the guarantee under this agreement includes the pledge of accounts receivable, if the debtor of accounts receivable suffers from obvious deterioration in operation, transfers property/withdraws funds to avoid debts, colludes with the pledgor of accounts receivable to change the collection path, resulting in the failure of accounts receivable to enter the collection account, loss of commercial reputation, loss or possible loss of performance ability or other major events affecting its solvency, Party A has the right to require Party B to provide the corresponding guarantee or provide new effective accounts receivable for the pledge. If Party B fails to provide it, it shall be deemed that the event of default has occurred.

8.5 In case of any of the above default events, Party A has the right to take the following measures separately or jointly:

8.5.1 Reduce the credit line under this Agreement, or stop using the remaining credit line;

8.5.2 Recover the principal and interest of the loan and related expenses within the credit line in advance;

8.5.3 For bills of exchange accepted by Party A or letters of credit, guarantees and delivery guarantees opened (including entrusted re-opening) during the credit period, regardless of whether Party A has made advances or not, Party A may require Party B to add the margin amount, or transfer the deposits of Party B in other accounts opened by Party A to its margin account as the margin for repaying Party A’s future advances under this Agreement, or hand over the corresponding funds to a third party for deposit as the margin for Party A’s future advances to Party B;

8.5.4 Party A has the right to require Party B to immediately fulfill its repurchase obligations and take other recovery measures in accordance with relevant specific business agreements for the outstanding creditor’s rights of accounts receivable transferred by Party A from Party B under factoring business; Party A has the right to immediately pursue the creditor’s rights of accounts receivable transferred by Party A to Party B under the factoring business.

8.5.5 Party A may also directly request Party B to provide other assets acceptable to Party A as a new guarantee. If Party B fails to provide a new guarantee as required, it shall bear the liquidated damages equivalent to 30% of the credit line under this agreement.

8.5.6 Directly freeze/deduct deposits in any settlement account and/or other accounts opened by Party B in China Merchants Bank, stop opening new settlement accounts for Party B, and stop opening new credit cards of legal representatives;

8.5.7 Submit Party B’s information on breach of contract and dishonesty to credit reporting agencies and banking associations, and have the right to share such information among banking institutions and even disclose it to the public through appropriate means;

8.5.8 Dispose of the collateral and/or claim compensation from the guarantor under the provisions of the guarantee; and

8.5.9 Carry out recourse provided under this Agreement.

8.6 The money obtained by Party A’s recourse shall be repaid for outstanding credit line in the reverse order of their time of maturity. Specifically, each credit shall be paid off in the order of expenses, liquidated damages, compound interest, default interest, interest and the final credit principal until all principal and interest and all related expenses are paid off.

Party A has the right to unilaterally adjust the above repayment sequence, unless otherwise required by laws and regulations.

9. Guarantee Terms

9.1 For all debts owed by Party B to Party A under this Agreement, Party B or a third party acceptable to Party A shall provide collateral as security or joint guarantee, and Party B or the third party as guarantor shall issue or sign the guarantee separately as required by Party A.

9.2 If the guarantor fails to sign the guarantee and complete the guarantee formalities under the provisions of this Article (including the debtor’s defense against the accounts receivable before the pledge of the accounts receivable), Party A has the right to refuse to provide credit to Party B.

9.3 When the mortgagor provides a real estate mortgage for all debts owed by Party B to Party A under this Agreement, if Party B knows that the collateral has been or may be included in the government demolition and expropriation plan, it shall immediately inform Party A, and urge the mortgagor to continue to provide guarantee for Party B’s debts with compensation products provided by the demolition party under the mortgage contract, and timely complete the corresponding guarantee procedures, or provide other guarantee measures acceptable to Party A as required by Party A.

If the collateral is in any of the situations as mentioned in the preceding paragraph and needs to be reset or other safeguard measures are taken, the relevant expenses incurred shall be borne by the mortgagor, and Party B shall bear joint and several liabilities for the expenses. Party A has the right to directly deduct such expenses from Party B’s account.

10. Other Matters

10.1 During the effective period of this Agreement, any waiver, grace or delay in the implementation of Party A’s rights and interests under this Agreement by Party A shall not damage, affect or restrict all rights and interests that Party A shall enjoy as a creditor in accordance with relevant laws and regulations and this Agreement, nor shall it be regarded as Party A’s permission or acknowledgement of any violation of this Agreement, nor shall it be regarded as Party A’s waiver of the right to take action against existing or future violations.

10.2 If this Agreement becomes legally invalid for any reason, or if some clauses are invalid, Party B shall still assume the responsibility of repaying all debts owed to Party A under this Agreement. In case of the above situation, Party A has the right to terminate performance of this Agreement and immediately recover all debts owed by Party B under this Agreement.

In case of any change in applicable laws and policies, resulting in new costs incurred by Party A in fulfilling its obligations under this Agreement, Party B shall compensate the new costs incurred by Party A according to Party A’s requirements.

10.3 Notices, requirements or other documents related to this Agreement from Party A and Party B shall be sent in writing (including but not limited to letter, fax, E-mail, online banking of Party A, mobile phone SMSs or WeChat).

10.3.1 If the document is sent through personal delivery (including but not limited to delivery by lawyer/notary, express delivery, etc.), it shall be deemed delivered when it is received and signed by the recipient (in case of rejection by the recipient, it shall be deemed delivered on the date of rejection/date of return or 7 days after the sending day, whichever is earlier); if the document is sent by mail, it shall be deemed delivered 7 days after the sending day; if the document is sent by fax, E-mail, online banking notice of Party A, mobile phone SMSs or WeChat, it shall be deemed delivered on the date of successful delivery displayed in the corresponding system of the sender.

If Party A notifies Party B of the assignment of debt or the collection of debt from Party B by means of announcements on the public media, it shall be deemed delivered on the date of the announcement.

If either party changes its contact address, E-mail address, fax number or mobile phone number or WeChat ID, it shall notify the other party of the changed information within five working days from the date of change, otherwise the other party shall have the right to deliver the information to the original contact address or information. If the delivery fails due to the change of address or information, it shall be deemed delivered on the date of return or 7 days after the sending day, whichever is earlier. The legal effect of service shall not be affected if the party making the change bears the possible loss thus.

10.3.2 The contact address, email, fax number, mobile phone number and WeChat ID listed in this Agreement shall be taken as the same as the delivery address of their notarial documents and judicial documents (including but not limited to pleadings/application for arbitration, evidence, summons, notice of appearance, notice of proof, notice of court, notice of hearing, written judgment/arbitral award, written verdict, conciliation statement, notice on performance within a time limit and other legal documents for the trial and execution phase). The service shall be deemed to be effective if the litigated court and the public certification authority send the service to the address in writing as agreed herein (the specific service standard shall be subject to the provisions of the preceding paragraph).

10.4 The Parties agree that, for each business application under the trade financing business, Party B shall affix its seal filed with Party A and the Parties shall acknowledge the validity of such seal.

10.5 When Party B submits all applications for credit business through Party A’s online banking system, its electronic signature generated in the form of a digital certificate shall be deemed as Party B’s valid signature and seal and shall represent Party B’s true intention. Party A shall have the right to fill in the relevant business vouchers based on the application information sent online, and Party B shall acknowledge the authenticity, accuracy and legality of such documents and be bound by them.

10.6 The written supplementary agreements reached by the Parties on matters not covered herein and matters changed herein through consultation, as well as the specific business agreements hereunder shall constitute an integral part hereof.

10.7 To facilitate business handling, any business office of Party A may handle the transaction-related operations of Party A (including but not limited to application acceptance, information review, lending, transaction confirmation, deduction, inquiry, receipt printing, collection, deduction of payment and various notices), and generate, sign and issue related letters. The business operations and letters of such office shall be deemed as the acts of Party A and be binding on Party B.

10.8 The annexes hereunder constitute an integral part hereof and automatically apply to the corresponding specific business between the parties.

10.9 Party B shall, at the request of Party A (tick the appropriate box):

☐ To insure its core assets and designate Party A as the primary beneficiary;

☐ Not to sell or pledge the / assets designated by Party A prior to the settlement of the credit debt;

☐ To impose the following restrictions on the dividends of its shareholders prior to the settlement of the credit debt:

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10.10 Party B shall ensure that its financial indicators during the credit period shall be not below the following requirements:

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10.11 Party B acknowledges the content of the cooperation agreement on the Group credit business (including the adjustments and supplements thereto made by the signing parties from time to time) No./ signed by China Merchants Bank / and the Parent Company/Head Office/Holding Company of Party B / (enterprise name). Party B agrees to be bound by this Agreement and to undertake the due obligations as a subordinate unit of the Group under this Agreement.

If there is a breach, it shall be deemed committed by Party B, and Party A shall have the right to take various default relief measures as stipulated in this Agreement.

10.12 Other contractual matters:

10.12.1 Party A and Party B specifically agree on and confirm that under any circumstance as agreed in Article 4.2.6 hereof or under any of the following circumstances that Party A considers may endanger the security of its creditor’s rights, Party A shall have the right to require Party B to implement the measures to safeguard the repayment of the principal and interest of the loan, advance and other credit debts under this Agreement and all relevant expenses, or adopt one or more relief measures as agreed in Article 8.5 hereof:

Party B’s shareholders/de facto controllers abuse the Company’s independent legal person status or shareholder’s limited liability, evade debt, suspend production, cease operation, be deregistered or have its business license revoked, apply for or be applied for bankruptcy, dissolve, be punished by competent authorities, constitute a criminal offense, be involved in major legal disputes, encounter serious difficulties in production and operation, or see its financial position deteriorate;

If there is any discrepancy between this article and other articles of this Agreement, the provisions of this Article shall prevail.

10.12.2 Party A shall have the right to adjust the benchmark interest rate of the loan/other credits or the pricing method of interest rate under this Agreement in light of market conditions or its own credit policies. Such adjustment shall take effect after Party A notifies Party B (by way of announcements at the outlet or official website of Party A, or by sending a notice to Party B at the reserved contact address/with the reserved method in this Agreement). If Party B does not accept the adjustment, early repayment may be made; otherwise, the adjusted interest rate stated in the notice shall be deemed applied.

10.12.3

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11. Applicable Laws and Resolution of Disputes

11.1 The conclusion, interpretation and resolution of disputes of this Agreement shall be governed by the laws of the People’s Republic of China (for purpose of this Agreement, excluding laws of Hong Kong, Macao and Taiwan), and the rights and interests of the parties are protected by the laws of the People’s Republic of China.

11.2 Any dispute between Party A and Party B during the performance of this Agreement shall be resolved by the parties through consultation. If consultation fails, either party can (tick the box to choose one of the two):

☐ 11.2.1 Bring lawsuit to the people’s court with jurisdiction in the place where Party A is located;

☐ 11.2.2 Apply for arbitration to / (fill in the name of the arbitration institution), and the place of arbitration is /.

11.3 After this Agreement and each specific business agreement have been notarized for compulsory execution effect, Party A may directly apply to a people’s court with jurisdiction for enforcement in order for the recourse to debts owed by Party B under this Agreement and each specific business agreement.

12. Agreement Coming into Effect

This Agreement shall take effect from the signature (or name seal) of the legal representative/person in charge or authorized agent of both parties and stamped with the official seal/contract seal of the Company, and shall automatically be invalid on the day of the expiration of the credit period or the completion of repayment of all debts owed to Party A and all other related expenses under this Agreement (whichever is the later).

13. Supplementary Provisions

This Agreement shall be made in duplicate, with Party A and Party B holding such one duplicate each as have the equal legal effect.

Attachment:  1. Special Terms on Cross-Border Linkage Trade Financing Business

2. Special Terms on Buyer/Import Factoring

3. Special Terms on Order Loan Business

4. Special Terms on Guaranteed Discount of Commercial Acceptance Draft Business

5. Special Terms on Derivative Trading Business

6. Special Terms on Gold Leasing Business

(The signature column of the “Credit Agreement” numbered 755XY2020000827 is shown below)

Party A: /s/ Seal of Shenzhen Branch of China Merchants Bank Co., Ltd.

(Signature and seal of Bank)

By: /s/ Ying Qiu

Title: Authorized Signatory

Contact address: Shenzhen Branch Building, China Merchants Bank, 2016 Shennan Avenue, Futian District, Shenzhen

Company email: /

Company fax number: /

Mobile phone number of contact: /

Company WeChat account: /

Party B: /s/ Seal of New Ruipeng Pet Healthcare Group Co., Ltd.

Legal representative/Person in charge or authorized agent (signature/name seal):

By: /s/ Yonghe Peng

Title: Authorized Signatory

Contact address: 6306G, Building A, Kingkey Timemark, Xiasha Village, 9289 Binhe Road, Xiasha Community, Shatou Sub-district, Futian District, Shenzhen, Guangdong Province

Company email: [***]

Company fax number: /

Mobile phone number of contact: [***]

Company WeChat account: /

Date: February 24, 2020